UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2024, Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (the “Company”) entered into a ChEF Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each with Chardan Capital Markets LLC (“Chardan”) related to a “ChEF,” Chardan’s committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right from time to time at its option to sell to Chardan up to the lesser of (i) $25,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations set forth in the Purchase Agreement. The Company is under no obligation to sell any securities to Chardan under the Purchase Agreement.

While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows the Company to raise primary equity capital on a periodic basis outside the context of a traditional underwritten follow-on offering. From and after the Commencement (as defined below), sales of Common Stock to Chardan under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company regarding the use of proceeds of such Common Stock. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the shares of Common Stock are sold to Chardan. The Company expects to use the proceeds from any sales of shares of our Common Stock to Chardan under the Facility, together with our existing cash and cash equivalents, for research and development, including clinical trials, working capital and general corporate purposes.

Upon the satisfaction of the conditions to Chardan’s purchase obligation set forth in the Purchase Agreement (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”), including that a registration statement registering the resale by Chardan of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the date of such effectiveness, the “Effective Date”) and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 36-month period from and after the Effective Date, to direct Chardan to purchase up to an amount of shares of Common Stock (the “VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the Purchase Agreement (each, a “VWAP Purchase”) by delivering a written notice (a “VWAP Purchase Notice”) to Chardan after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time on any trading day (the “Purchase Date”), so long as all shares of Common Stock subject to all prior VWAP Purchases and Intraday VWAP Purchases (as defined below) theretofore required to have been received by Chardan have been received by Chardan in accordance with the Purchase Agreement and certain other conditions have been satisfied. The purchase price of the shares of Common Stock that the Company elects to sell to Chardan pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the applicable Purchase Date on which the Company has timely delivered a VWAP Purchase Notice (and/or Intraday VWAP Purchase Notice (as defined below), as applicable), less a fixed 4.0% discount.

In addition to the regular VWAP Purchases described above, after the Commencement, the Company will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, from time to time at the Company’s sole discretion over the 36-month period from and after the Effective Date, to offer to Chardan the right to or, in certain circumstances, to direct Chardan, to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected, up to an amount of shares of Common Stock (the “Intraday VWAP Purchase Share Amount”) not to exceed certain limitations set forth in the Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Intraday VWAP Purchase”), by delivering a written notice (each, an “Intraday VWAP Purchase Notice”) to Chardan prior to 3:00 p.m., New York City time, on such Purchase Date.

The Purchase Agreement provides that the number of shares of Common Stock issuable pursuant to any VWAP Purchase Notice (and, if applicable, the number of shares of Common Stock issuable pursuant to any Intraday VWAP Purchase Notice delivered on the same Purchase Date that such VWAP Purchase Notice is delivered) shall not, without Chardan’s express written agreement, exceed the lesser of: (i) the number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Chardan and its affiliates, would exceed the Beneficial Ownership Limitation (as defined below), (ii) the number of shares of Common Stock which would cause the total aggregate purchase price to be paid by Chardan in any VWAP Purchase together with, if applicable, all Intraday VWAP Purchases, made on one Purchase Date, to exceed $5.0 million, (iii) the number of shares of Common Stock that equals 20% of the total number (or volume) of shares of Common Stock traded on The Nasdaq Capital Market (“Nasdaq”) (or a successor Principal Market (as defined in the Purchase Agreement)) during the applicable purchase period on such Purchase Date and (iv) the VWAP Purchase Share Amount (for a VWAP Purchase) or the Intraday VWAP Purchase Share Amount (for an Intraday VWAP Purchase).

Under the applicable rules and regulations of Nasdaq, in no event may the Company issue to Chardan under the Purchase Agreement more than 622,168 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to the Purchase Agreement in excess of the Exchange Cap in accordance with the applicable rules and regulations of Nasdaq or such approval is not required in accordance with the applicable rules and regulations of Nasdaq or otherwise. The Exchange Cap is not applicable to issuances and sales of Common Stock pursuant to VWAP Purchases and Intraday VWAP Purchases that the Company may effect pursuant to the Purchase Agreement to the extent such shares of Common Stock are sold in such VWAP Purchases or Intraday VWAP Purchases (as applicable) at a weighted average price (when taking into account prior purchases under the Facility) equal to or in excess of the applicable “minimum price” (as defined Nasdaq Listing Rule 5635(d)) of the Common Stock, calculated at the time such VWAP Purchases or Intraday VWAP Purchases (as applicable) are effected by the Company under the Purchase Agreement, if any, as adjusted as necessary for compliance with the rules of Nasdaq to take into account certain fees and expenses payable and/or reimbursable by the Company to Chardan. Moreover, the Company may not issue or sell any shares of Common Stock to Chardan under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in Chardan beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

There are no restrictions on future financings, and no rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, as applicable, other than a prohibition on entering (with certain limited exceptions) into a Specified Transaction (as defined in the Purchase Agreement), as further described in the Purchase Agreement. At no time prior to the date of the Purchase Agreement has Chardan engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date of the Initial Resale Registration Statement (such term being subject to extension by the parties to the Purchase Agreement), (ii) the date on which Chardan shall have purchased $25,000,000 of shares of Common Stock pursuant to the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or a successor Principal Market, and (iv) the commencement of certain bankruptcy proceedings or similar transactions with respect to the Company or all or substantially all of its property.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten (10) trading days’ prior written notice to Chardan. Chardan also has the right to terminate the Purchase Agreement upon ten (10) trading days’ prior written notice to us, but only upon the occurrence of certain customary events as listed in the Purchase Agreement. Neither the Company nor Chardan may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

As consideration for Chardan’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, (i) on the Effective Date, the Company shall pay to Chardan a non-refundable commitment fee of $100,000 (the “Initial Commitment Fee”), and (ii) prior to or on the 6-moth anniversary of the Purchase Agreement, the Company shall pay to Chardan a non-refundable commitment fee of $150,000. The Company also paid Chardan a documentation fee, consisting of $25,000 in connection with the preparation of the Purchase Agreement. Further, the Company agreed to reimburse Chardan for its fees and expenses (including fees and disbursements of its counsel) (i) for initial diligence and documentation related to the Facility in an amount up to $75,000, provided, however, that any amount of reimbursement exceeding $75,000 will reduce, on a dollar-for-dollar basis, the Initial Commitment Fee, and (ii) up to $20,000 per fiscal quarter during which the Facility is active and not suspended for its reasonable and documented fees and expenses related to ongoing diligence of the Company except for any quarter in which additional diligence is reasonably required because of a material amendment or restatement to the registration statement, in which such amount shall not exceed $25,000 per quarter, absent unusual circumstances, provided, that such amount is not to exceed $300,000 in the aggregate during the term of the Purchase Agreement

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	ChEF Purchase Agreement, dated as of May 2, 2024, by and between Sonnet BioTherapeutics Holdings, Inc. and Chardan Capital Markets LLC.

10.2	Registration Rights Agreement dated as of May 2, 2024, by and between Sonnet BioTherapeutics Holdings, Inc. and Chardan Capital Markets LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Dated: May 3, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer